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                                   EXHIBIT 23


                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 25, 2000, accompanying the financial statements included in the Annual Report of Venture Catalyst Incorporated (formerly Inland Entertainment Corporation) on Form 10-KSB for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Inland Entertainment Corporation on Form S-8 (File Nos. 333-19743, effective January 14, 1997, 333-19745, effective January 14, 1997, 333-19747, effective January 14, 1997, 333-44179, effective
January 13, 1998 and 333-82169, effective July 2, 1999).

/s/ Grant Thornton LLP

Irvine, California
September 25, 2000